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                                EXHIBIT 10(h)
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                         DEFERRED COMPENSATION PLAN FOR

                      OUTSIDE DIRECTORS OF TIDEWATER INC.


                                   ARTICLE I

                                    PURPOSE

To provide deferral of annual retainer fees, Board meeting attendance fees, Board Committee meeting attendance fees (hereinafter referred to in the aggregate as "Compensation") paid by Tidewater Inc. (the "Company") to members of the Company's Board of Directors.

                                   ARTICLE II

                                 ADMINISTRATION

The Plan will be administered by the Company's Employee Benefits Committee (the "Committee"). The Committee will have the sole authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating thereto, and in general, make all other determinations necessary or advisable for the administration of the Plan. All decisions of the Committee concerning the administration, construction, and interpretation of the Plan shall be final, conclusive and binding upon parties and interests.

                                  ARTICLE III

                                  PARTICIPANTS

Participation in the Plan is limited to members of the Board of Directors of the Company who are not full time employees who elect to defer Compensation Payments as provided herein (hereinafter referred to individually as the "Director" and collectively as the "Directors"). Upon termination of membership from the Board of Directors of the Company, participation in the Plan shall cease. Distribution of deferred Compensation Payments shall commence as provided in Article VIII herein.

                                   ARTICLE IV

                             COMPENSATION ELECTIONS

4.1 PAYMENT ELECTION. For each calendar year of the Company, commencing with the 1983 calendar year, any eligible Director may elect to receive Compensation distributed in : (i) cash payments made in the customary manner; or (ii) deferred payments as hereinafter provided.





                                                              Restated: 04/15/94
                                 -1-                         Effective: 08/31/92
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4.2  FORM OF DEFERRED COMPENSATION ELECTION.  Each Director electing to defer
Compensation must further elect to either: (i) have the Company allocate to such Director Compensation units in the form of hypothetical units of the Company's common stock (the "Stock Units"); or (ii) have the Company create a reserve ("Reserve") to which the Company shall credit Compensation Payments which such Director has elected to defer. Transfers by Directors of amounts previously deferred as Stock Units to a Reserve or transfers from a Reserve to Stock Units will not be permitted.

4.3 TIME AND METHOD OF ELECTION. In order for an election to be effective for any given calendar year, the Director must deliver a signed election form to the Committee no later than December 31 of the year preceding the year for which the election is to take effect. In the case of a person who is selected or appointed to the Board of Directors of the Company during the calendar year in which the election or appointment is to take effect, the signed election form must be delivered to the Committee no later than the first Board meeting attended by the Director following such election or appointment. Election must be made on the form attached hereto as Exhibit "A", and available upon request from the Committee. Executed election forms are to be forwarded to the attention of the Committee or a person designated by the Committee to receive them (the "Representative").

4.4 IRREVOCABILITY OF ELECTION. Upon receipt of the signed election form by the Committee or its Representative, the election shall become irrevocable as to the year for which it is effective.

4.5 EFFECT OF NO ELECTION. If a written election form for a calendar year is not received by the Committee or its Representative at the time and in the manner provided in Section 4.3 above, Compensation Payments to which the Director becomes entitled for that calendar year shall be distributed in the form of customary cash payments.

4.6 DEFERRAL AMOUNT. In the event that a Director elects to defer payment of Compensation during a year, such Director must elect to defer payment of all his Compensation for such year until the expiration of the Deferral Period, as defined in Section 8.1 hereof.

                                   ARTICLE V

                                  STOCK UNITS

5.1 STOCK UNITS. For each Director electing to defer Compensation Payments in the form of Stock Units the Company shall credit to such Director's account as of the date of fee or dividend payment of each quarter of each fiscal year of the Company (the "Crediting Date") the number of Stock Units equal to the number of shares of the Company's common stock (including fractions) which could be purchased with the





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amount of the Director's Compensation which such Director elected to defer in accordance with Sections 4.1 and 4.2 herein at the Fair Market Value of the Company's common stock on such Crediting Date. The term "Fair Market Value" shall mean the closing quotation for the Company's common stock based on composite transactions for New York Stock Exchange listed issues on such date, or if there is no trading on such date, on the next trading day.

5.2 DIVIDENDS. The Company shall credit to each Director's Account as of the Crediting Date next succeeding the record date for payment of dividends on the Company's common stock the number of Stock Units equal to the number of shares of the Company's common stock (including fractions) which could be purchased at the Fair Market Value of the Company's common stock on such Crediting Date, with the dividends such Director would have received if he had been the owner of the number of shares of the Company's common stock equal to the number of Stock Units (excluding fractions) in his account on the date normal customary dividends would have been paid. After a Director has terminated service on the Board, dividends shall continue to be credited to such Director's Stock Unit account until all deferred Compensation has been distributed pursuant to
Article VIII herein.

5.3 ADJUSTMENT IN STOCK UNITS. The total number of Stock Units credited to each Director's account shall be appropriately adjusted from time to time, as determined by the Board of Directors or the Committee, for any increase or decrease in the number of outstanding shares of the Company's common stock resulting from a subdivision or combination of shares of common stock, a dividend payable in common stock, a reclassification of common stock, a merger or consolidation, or for any other change in the capital structure or shares of common stock. The determination of the Board of Directors or the Committee shall be final, conclusive and binding upon all parties and interests.

                                   ARTICLE VI

                            ESTABLISHMENT OF RESERVE

6.1 ESTABLISHMENT OF RESERVE. For each Director electing to defer Compensation Payments in the form of the Reserve referred to in Section 4.2, the Company shall establish a Reserve on its books to which the Company shall credit Compensation Payments which each Director has elected to defer. Credits of Compensation Payments to the Reserve shall be made by the Company at the end of each fiscal quarter during which customary cash payments would have been made had the Director not elected their deferral.

6.2 INTEREST ACCRUALS. On all Compensation Payments that a Director may elect to defer and be credited to the Reserve for such Director, there shall be credited to such Reserve an amount equal to interest on those Compensation Payments compounded quarterly from the date such





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Compensation Payments are credited to such Directors' Reserve as follows:

         (a) For interest on Compensation Payments prior to April 1, 1994, the rate of interest shall be the ninety (90) day certificate of deposit rate offered by the Company's principal New York bank as of the beginning of each of the Company's fiscal quarters;

         (b) For interest on Compensation Payments on and after April 1, 1994, the rate of interest shall be the one year United States Treasury Bill rate as published in The Wall Street Journal as of the beginning of each of the Company's fiscal quarters.

         After a Director has terminated service on the Board, interest shall continue to such Director's Reserve until all deferred Compensation is distributed pursuant to Article VIII herein.

                                  ARTICLE VII

                    COMPANY LIABILITY AND DIRECTOR'S RIGHTS

7.1 COMPANY'S LIABILITY FOR STOCK UNIT ACCOUNTS AND RESERVES. Amounts credited to the Stock Unit accounts and Reserves shall represent entries made on the Company's books solely for record-keeping purposes under the Plan. All amounts so credited shall at all times constitute general, unsecured liabilities of the Company payable exclusively out of its general assets, and in no event and under no circumstance shall the Company be obligated or required to segregate from its general assets (whether by trust or otherwise) funds sufficient to pay any of the amounts credited to Stock Unit accounts or Reserves.

7.2 RIGHTS OF DIRECTORS IN STOCK UNIT ACCOUNTS AND RESERVES. Nothing contained in this Plan shall be deemed to confer upon any Director who elects to defer Compensation Payments any right, title, or vested interest in and to Stock Unit accounts and Reserves or the amounts from time to time credited thereto. As a condition of electing to defer Compensation Payments pursuant to the Plan, each Director shall be required to acknowledge and confirm in writing that: (i) the Company's obligation to make deferred Compensation Payments and accruals with respect thereto shall be no greater than the right of any unsecured creditor of the Company generally; and (ii) all deferred Compensation Payments shall be payable only as provided in Article VIII hereof.





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                                  ARTICLE VIII

                        TIME AND METHOD OF DISTRIBUTION

8.1 ELECTION FOR DISTRIBUTION. Directors may elect to defer Compensation Payments until the earlier of (i) termination of Board service with the Company; or (ii) the Director's attainment of age sixty-five (65) (the "Deferral Period").

8.2 NOTICE TO DIRECTOR. Six (6) months prior to the date when the Company will commence distribution of deferred Compensation to a Director, the Committee or its Representative shall contact the Director in writing in order to obtain his written election as to whether he desires to receive distribution in a lump-sum or installments, specifying the number. Failure of the Director to make an election will be deemed to be an election for a lump-sum payment.

8.3 TIMING OF DISTRIBUTION. As soon as practicable after the expiration of the Deferral Period, all payments credited to such Director either through Stock Units or a Reserve shall be distributed to him (or his designated beneficiary) in the form of: (i) a single lump-sum payment; or (ii) annual installment payments over not less than two (2) nor more than ten (10) years. If payment in the form of annual installment payments is elected, the second and remaining annual installment payments, if any, shall be payable on the successive anniversary dates of the first payment. If, after commencing to receive distribution under this Article, a Director dies prior to completion of such distribution, then any remaining annual installment payments shall be payable to the Director's designated beneficiary at the same times and in the same amounts as the payments would have been made to the Director.

8.4 MANNER OF DISTRIBUTION - STOCK UNITS. For those Directors electing to defer Compensation under the option provided in Article V, distribution shall be as follows: (i) for lump sum distributions, the amount of cash distributed shall be equal to the number of Stock Units credited to a Director's account as of the Payment Date multiplied by the Fair Market Value of the Company's common stock on the Payment Date as of which such payment is made; or (ii) for annual installment distributions, the amount of each installment shall be the numerator (equal to one) divided by the denominator (this being the total number of installment payments elected by the Director) multiplied by the Fair Market Value of the Company's common stock on the Payment Date as of which such installment is paid.

8.5 HARDSHIP. In the case of hardship as defined herein, the Director may petition the Committee for immediate distribution of any Compensation deferred in a Reserve by election. Hardship shall include unusual financial need which arises from:





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         (a)  Expenses or debts incurred by, or assumed by a Director which are: (i) not covered by insurance; (ii) arise out of an accident to, or the illness or disability of a Director, a member of the Director's family, or a dependent of the Director; and (iii) occur as the result of a Director's divorce or separation, or the divorce, separation or death of a member of a Director's family.

         (b) Sudden, unexpected losses, not covered by insurance, arising out of the following circumstances: (i) casualty occurrence; (ii) theft of personal property; and (iii) rendering of a legal judgment against the Director, a member of the Director's family, or a dependent of the Director.

         (c) Educational expenses which arise from: (i) education of a member of the Director's family; and (ii) education of a dependent of the Director.

         (d) Severe curtailment of a Director's personal income due to reasons beyond the Director's control.

         (e) Expenses resulting from the purchase of a primary residence by the Director.

No hardship withdrawals may be made from deferred Compensation invested in Stock Units.

8.6 DESIGNATION OF BENEFICIARY. Any Director who elects to defer any or all of his Compensation Payments shall have the right to designate a beneficiary, or beneficiaries who are to receive distribution of those payments if the Director dies before the distribution as elected under this Article is made. Any beneficiary designation, or change in the beneficiary designation, shall be made in writing by completing and furnishing to the Committee or its Representative the appropriate form attached hereto as Exhibit "B". The last designation of beneficiary received by the Committee or its Representative shall be controlling over any testamentary or purported disposition by the Director, provided that no designation, or change of designation thereof shall be effective unless received by the Committee prior to the death of the Director. If there is no designated beneficiary living at the time distribution of any Compensation is to be made, or if any designation of beneficiary shall be ineffective for any reason, then the Compensation shall be paid to the estate of the Director. In the event a designated beneficiary who has commenced to receive distribution of Director's payments pursuant to this Article shall die prior to completion thereof, then any remaining payments shall be delivered to the estate of the beneficiary in a lump sum within twelve
(12) months following the date of death.

8.7 ACCELERATION. Notwithstanding any provisions of the Plan to the contrary, in the case of "change of control of the Company" as defined





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herein, any Compensation deferred in a Reserve under the Plan shall be distributed immediately upon the Company's receipt of a written request delivered by a Director or any other person or entity claiming on behalf of a Director. For purposes of this Plan, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

                                   ARTICLE IX

                           REQUESTS FOR DISTRIBUTION

9.1 REQUESTS UNDER THE PLAN. A Director, or any other person or entity claiming on behalf of a Director, may present a written request to the Committee or its Representative for distribution of any amounts due or alleged to be due under the Plan. Within (30) days following receipt of the request, the Committee shall advise the Director or other person or entity in writing of the amounts payable and the method of distribution of such amounts.

9.2 REVIEW OF REQUESTS. If a request for distribution under the Plan is not approved, the Committee shall set forth in writing in a manner calculated to be understood by the Director or other person or entity: (i) the specific reason or reasons for the action taken; (ii) specific reference to the pertinent provisions of the Plan upon which the action was taken; (iii) a description of any additional material or information necessary to have the request approved and an explanation of why such material or information is necessary; and (iv) an explanation of the Committee's review procedure. The Committee shall afford the Director or other person or entity a reasonable opportunity for a full and fair review by the Committee of its action taken if





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requested to do so within thirty (30) days after receipt of the written statement of the Committee's action.

                                   ARTICLE X

                                 MISCELLANEOUS

10.1 EFFECTIVE DATE. This Plan shall be effective as of the beginning of the first fiscal quarter of the Company after adoption of this Plan, and shall continue for succeeding fiscal years of the Company unless amended or terminated by the Board of Directors.

10.2 EFFECT OF PLAN. The establishment and continuance of the Plan by the Company shall not constitute a contract of service between the Company and any Director, and shall not be deemed to be consideration for, inducement to, or a condition of service of any person. The deferral of any Compensation Payments pursuant to the provisions of the Plan shall not limit the rights of the shareholders or Directors of the Company to remove a Director as permitted by the Certificate of Incorporation, By-Laws or applicable laws. No trust or other fiduciary relationships shall be created or deemed to arise from any deferrals under the Plan.

10.3 PROHIBITION AGAINST ASSIGNMENT. The right of any Director (or his designated beneficiary) to receive any payment or installment under the Plan shall not be subject in any manner to attachment or other legal process or proceedings for discharge of the debts of the Director or beneficiary, and any such payment or installment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, mortgage or encumbrance.

10.4 AMENDMENT AND TERMINATION. (i) The Board intends to continue the Plan indefinitely but reserves the right to modify the Plan from time to time, or to repeal the Plan entirely, or to direct the permanent discontinuance or temporary suspension of payments under the Plan; provided that no such modification, repeal, discontinuance or suspension shall affect or otherwise deprive the Directors of any payments to which they may be entitled under the Plan at the time thereof; (ii) No amendment or termination of this Plan shall, without the consent of the participants under the Plan or beneficiaries thereunder change the amount of deferred Compensation owed such person under the Plan; and (iii) In the case of Compensation deferred in a Reserve upon termination of the Plan, or upon dissolution or liquidation of the Company, or any merger or consolidation in which the Company is not the surviving corporation, each participant and beneficiary receiving payments hereunder shall be entitled to receive in a lump sum all deferred Compensation owed such person accounted for in such person's Reserve or Stock Unit account. Amounts owed and Fair Market Value shall be determined as of the effective date of such termination, dissolution, liquidation, merger or consolidation.





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10.5  GOVERNING LAW.  Except to the extent preempted or superseded by the federal laws of the United States of America, the laws of the State of Louisiana will govern the Plan.

10.6 NOTICES. All notices, reports, statements, distributions or payments given, made, delivered or transmitted to a Director or his designated beneficiary shall be deemed to be duly given, made, delivered or transmitted when mailed, by first class mail, postage prepaid, addressed to the Director or beneficiary at the address appearing on the books of the Committee. Written directions, notices, and other communications to the Company, the Committee or its Representative, shall be deemed to be duly given, made or delivered when received by the Committee or its Representative at such location as may from time to time be specified.

10.7 GENDER AND NUMBER. Whenever appropriate in the Plan, the masculine gender shall be construed to include the feminine, and the feminine gender shall be construed to include the masculine. Words in the singular shall be construed to include the plural, and the plural to include the singular.





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Exhibit A

                   TIDEWATER INC. DEFERRED COMPENSATION PLAN
                             FOR OUTSIDE DIRECTORS
                            ANNUAL DEFERRAL ELECTION


WHEREAS, Tidewater Inc. (hereafter the "Company") has established a formal deferred compensation plan (hereinafter the "Plan") for members of its Board of Directors who are not full time employees of the Company (hereinafter "Outside Board Members"); and

WHEREAS, The Plan permits participants to elect to defer any annual retainer fee, Board meeting attendance fees, and Committee Meeting attendance fees (hereafter "Compensation") in accordance with the terms of the Plan:

NOW, THEREFORE, I _________________________________, do elect to defer
Compensation I earn with respect to Board services I shall perform for the Company during the Calendar Year beginning January 1, 19___, subject to the following understandings and restrictions.

 1. Under this election and pursuant to Section 4.2 of the Plan, I direct the Company to:

      a. ____ allocate Compensation units in the form of hypothetical units of the Company's common stock (the "Stock Units"); or

      b. ____ create a reserve (the "Reserve") to which the Company shall credit Compensation Payments which I have elected to defer.

 2. If I shall have elected to defer Compensation under the Plan and I shall die before terminating Board service with the Company, I shall be deemed to have elected to receive payment of such Compensation in a lump sum distribution.

 3.   This election is irrevocable.

 4. All other terms of this Deferral Election shall be governed by the Tidewater Inc. Deferred Compensation Plan for Outside Directors, and any amendments thereto, which is in effect at the time of this election. All of the terms and conditions of said Plan are incorporated by reference thereto.

 5. I acknowledge, by my signature below, that I have read and understand the terms of the Plan.

IN WITNESS WHEREOF, I affix my signature to this election day of ____________________, 19_____.

______________________________
  (Signature of Participant)

Receipt Acknowledged:                 Tidewater Inc.


                                      By: ______________________________________

                                      Date: ____________________________________
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Exhibit B

                   TIDEWATER INC. DEFERRED COMPENSATION PLAN

                             FOR OUTSIDE DIRECTORS

                           DESIGNATION OF BENEFICIARY



         1. I am a participant in the Deferred Compensation Plan for Directors of Tidewater Inc. (the "Plan") and I hereby designate the following as my beneficiary under the Plan:


                          Name (age if under 18)            Relationship

Primary                   __________________________        ___________________

Secondary                 __________________________        ___________________

                          __________________________        ___________________


         2. This designation shall be subject to the terms of, and any amounts which become payable hereunder shall be governed by, the Plan as from time to time in effect.





                                                      __________________________
                                                      (Signature of Participant)


Date: ____________________


Receipt Acknowledged:                 Tidewater Inc.


                                      By: ______________________________________

                                      Date: ____________________________________